Exhibit 10.15

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

AMENDED AND RESTATED PROMISSORY NOTE

Principal Amount: $3,530,000.00	Dated as of March 24, 2025

Trailblazer Merger Corporation I, a Delaware corporation (the “Maker”), promises to pay to the order of Trailblazer Sponsor Group, LLC or his registered assigns or successors in interest (the “Payee”) the principal sum of Three Million Five Hundred Thirty Thousand Dollars ($3,530,000.00) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note. This Note amends and restates in its entirety that certain Promissory Note, dated as of May 17 2022, as amended, previously issued by Maker to Payee.

1.	Principal. The principal balance of this Promissory Note (this “Note”) shall be payable on May 31, 2025; provided, however that in the event that Maker completes an initial business combination, this Note shall be extended for an additional eighteen (18) months from the closing of the initial business combination. The principal balance may be prepaid at any time.

2.	Interest. No interest shall accrue on the unpaid principal balance of this Note.

3.	Payments; Application of Payments. Equal monthly payments of $125,000 shall be due commencing on the first business day of the calendar month following the month in which the Company closes its initial business combination. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

4.	Events of Default. The following shall constitute an event of default (“Event of Default”):

(a)	Failure to Make Required Payments. Failure by Maker to pay the principal of this Note within five (5) business days following the date when due.

(b)	Voluntary Liquidation, Etc. The commencement by Maker of a proceeding relating to its bankruptcy, insolvency, reorganization, rehabilitation or other similar action, or the consent by it to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)	Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of maker in an involuntary case under any applicable bankruptcy, insolvency or similar law, for the appointing of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for Maker or for any substantial part of its property, or ordering the winding-up or liquidation of the affairs of Maker, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

5.	Remedies.

(a)	Upon the occurrence of an Event of Default specified in Section 4(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)	Upon the occurrence of an Event of Default specified in Sections 4(b) and 4(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

6.	Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

7.	Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

8.	Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery or (iv) sent by facsimile or (v) sent by email or (vi) to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

Trailblazer Merger Corporation I

510 Madison Avenue

Suite 1401

New York, NY 10022

If to Payee:

Trailblazer Sponsor Group, LLC

510 Madison Avenue

Suite 1401

New York, NY 10022

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a facsimile transmission confirmation, (iii) the date reflected on a signed delivery receipt, or (iv) two (2) Business Days following tender of delivery or dispatch by express mail or delivery service.

9.	Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

10.	Jurisdiction. The courts of New York have exclusive jurisdiction to settle any dispute arising out of or in connection with this agreement (including a dispute relating to any noncontractual obligations arising out of or in connection with this agreement) and the parties submit to the exclusive jurisdiction of the courts of New York.

11.	Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.	Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any amounts contained in the trust account in which the proceeds of the initial public offering (the “IPO”) conducted by the Maker and the proceeds of the sale of securities in a private placement to occur prior to the effectiveness of the IPO, as described in greater detail in the registration statement and prospectus to be filed with the Securities and Exchange Commission in connection with the IPO, will be placed, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim from the trust account or any distribution therefrom for any reason whatsoever.

13.	Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

14.	Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

15.	Further Assurance. The Maker shall, at its own cost and expense, execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as the Payee may from time to time require as may be necessary to give full effect to this Promissory Note.

16.	Most Favored Nation. Notwithstanding the foregoing, at any time after the consummation of the initial business combination, while this Promissory Note is outstanding, if Maker intends to issue any securities of Maker, Maker shall give the Payee no less than five (5) days written notice prior to the issuance thereof. In the event that Payee (i) enters into a public or private equity or debt financing or (ii) issues or amends the terms of any securities of Maker (a ” Transaction”), Payee shall have the right to (i) participate in such Transaction by exchanging this Promissory Note and any accrued and unpaid interest thereon as payment for its subscription in the Transaction or (ii) amend this Promissory Note to include any more favorable terms set forth in the Transaction documents. The provisions of this paragraph shall not apply to any Exempt Issuance. Payee acknowledges that a notice of a potential Transaction may contain material non-public information, that it will keep such information confidential, and that it will not trade in any securities of Maker while in possession of such information.

As used herein, references to “Maker” shall also refer to any successor in interest in the initial business combination.

As used herein, “Exempt Issuance” shall mean the issuance of (a) securities issued in the initial business combination, (b) shares of common stock or common stock equivalents of Maker to employees, officers or directors of the of Maker or any of its subsidiaries pursuant to an equity award plan duly adopted for such purpose, (c) shares of common stock, common stock equivalents or other securities upon the exercise or exchange of or conversion of securities outstanding on the date hereof, provided that the terms of such securities are not amended after the date hereof; (d) shares of common stock or common stock equivalents to consultants or advisors (or their designees) in lieu of compensation for bona fide services provided to the Company or a subsidiary, and (e) securities issued pursuant to acquisitions or strategic transactions.

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed on the day and year first above written.

TRAILBLAZER MERGER CORPORATION I

By:	/s/ Arie Rabinowitz
Name:	Arie Rabinowitz
Title:	Chief Executive Officer

AGREED TO AND ACCEPTED:

TRAILBLAZER SPONSOR GROUP, LLC

By:	/s/ Joseph Hammer
Name:	Joseph Hammer
Title:	Manager

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